SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934

Filed by the Registrant       X
                           -------

Filed by a Party other than the Registrant
                                            -------

Check the appropriate box:

         Preliminary Proxy Statement
-------

         Confidential, for Use of the Commission Only
-------  (as permitted by Rule 14a-6(e)(2))

         Definitive Proxy Statement
-------

  X      Definitive Additional Materials
-------

         Soliciting Material Pursuant to Section 240.14a-11(c) or
-------  Section 240.14a-12

                             CONRAIL INC.
           (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X      No fee required.
-------

         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) ------- and 0-11.

         (1)  Title of each class of securities to which transaction applies:

         (2)  Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)  Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

         Fee paid previously with preliminary materials.
-------

         Check box if any part of the fee is offset as provided by Exchange ------- Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

          [Advertisement published by Conrail on January 15, 1997]

Attention All Conrail Shareholders-

THE ONLY WAY TO ENSURE REAL VALUE NOW WITHOUT FURTHER DELAY

Vote "FOR" Approval Of The Opt-Out Of The Pennsylvania Statute



o  Value of $110 In Cash Per Share From CSX's Second Tender Offer For

   An Additional 20.1% Of Conrail Stock, Promptly After January 22, 1997

o  Value From Merger Consideration By March 31, 1997 For the Remaining 60%

   Of Conrail's Shares, Without Waiting For Surface Transportation Board

   Approval

o  Value At The High End Of What Has Ever Been Paid In A Railroad Merger

o  Value From $730 Million In Announced Synergies, More Than Any Other

   Rail Merger



The Alternative Is Needless Delay and Reduced Value

THE CONRAIL BOARD IS FULLY COMMITTED TO THE CSX-CONRAIL MERGER.

Last week's decisions by the U.S. District Court and the Surface
Transportation Board were significant steps toward the successful completion of the CSX-Conrail merger. The present Norfolk Southern Offer cannot proceed until January 1999, at the earliest.

-----------------------------------------------------------------------------

 The Special Meeting Of Shareholders Will Be Held On January 17, 1997.

    Vote "FOR" Approval Of The Opt-Out Of The Pennsylvania Statute

                     On The White Proxy Card Today

-----------------------------------------------------------------------------


     If you have any questions regarding the Special Meeting of Shareholders or need assistance in voting, please contact our proxy solicitor, D.F.

     King & Co., Inc., toll free, at 1-800-549-6746.

                             CONRAIL LOGO

January 15, 1997